Exhibit 10.10
TRUSTWAVE HOLDINGS, INC.
STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT
     THIS AGREEMENT is between TrustWave Holdings, Inc. (the “Company”), a Delaware corporation, and NAME (the “Optionee”).
WITNESSETH:
     WHEREAS, Optionee has been selected to receive an Option under the TrustWave Holdings, Inc. Stock Incentive Plan (the “Plan”); and
     WHEREAS, the Company and Optionee desire to memorialize the terms of this grant;
     NOW, THEREFORE, in consideration of the above premises, the Company and the Optionee agree as follows:
     1. GRANT OF STOCK OPTIONS
     The Company hereby confirms the grant to the Optionee as of June 3, 2010 (the “Grant Date”) of an option (the “Option”) to purchase up to X,000 shares of the Class A common stock of the Company (the “Shares”) under and subject to the terms of the Plan, which is hereby incorporated by reference and made a part of this Agreement.
     The Option granted under this Agreement is not intended to and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code.
     2. EXERCISE PRICE
     The Exercise Price for the Option granted under Section 1 above shall have an Exercise Price of $1.08 (in U.S. dollars) per Share.
     3. OPTION TERM
     The Option will expire no later than June 3, 2020.

     4. VESTING
     The Optionee may exercise the Option (prior to its expiration) only to the extent vested. The Option shall vest and become exercisable as follows:
     1/4th of the shares subject to the option on the date that is one year after XXX (rounded down to the nearest whole share); the balance of the option vests in a series of twelve (12) successive equal quarterly installments (rounded down to the nearest whole share, except for the last installment) measured from the first anniversary of the Grant Date.
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     Section 6.07(b) of the Plan shall not apply to any Option granted pursuant to this Agreement. As a result, a Change of Control shall not accelerate the vesting of any Option granted pursuant to this Agreement.
     5. ACCEPTANCE OF OPTION AND ACKNOWLEDGMENTS
     The Optionee hereby (a) accepts the Option granted under the Plan, (b) acknowledges that he or she has received, read and understood the Plan (a copy of which is attached as Exhibit A to this Agreement); and (c) agrees to be bound by the terms and provisions of the Plan, as amended from time to time; provided, however, that no amendment or termination of the Plan shall, without the Optionee’s consent, adversely affect the rights of the Optionee under the Option (except as expressly permitted by the Plan as in effect on the date of this Agreement or as may be necessary to comply with applicable law).
     6. PROCEDURE FOR EXERCISE OF OPTION
          (a) Right to Exercise. The Option shall be exercisable during its term in accordance with the vesting schedule set out in Section 4 hereof and with the applicable provisions of the Plan and this Agreement. In the event of Optionee’s death, disability or other termination of the employment or consulting relationship, the Option shall be exercisable in accordance with the applicable provisions of the Plan and this Agreement. If a person other than the Optionee exercises the Option, such person shall submit proof satisfactory to the Company of the right of such person to exercise the option.
          (b) Method of Exercise. The Option may be exercised only by delivery of written notice to the Company in the form attached hereto as Exhibit B. Each exercise election shall state the number of Shares for which the Option is being exercised, shall be dated and shall be signed by the person exercising the Option. The written notice shall be accompanied by payment of the Exercise Price in a form acceptable under the Plan. The Option shall be deemed to be exercised upon receipt by the Company of such written notice and full payment of the Exercise Price.
          (c) Withholding of Taxes. The Optionee shall, upon notification of the amount due (if any) as a result of the exercise of the Option and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company (or otherwise make appropriate provision acceptable to the Company for the payment of) any amounts necessary to satisfy applicable federal, state and local tax or other withholding requirements as provided in the Plan. No Shares shall be issued under this Agreement until such withholding obligation has been satisfied by the Optionee.
          (d) Issuance of Certificates. Subject to the other applicable provisions of this Agreement and the Plan, the Company shall issue a certificate or certificates representing the number of Shares to which the person exercising the Option is entitled as soon as practicable after the date of exercise. Unless the person exercising the Option otherwise directs the Company in writing, the certificate or certificates shall be registered in the name of the Optionee.
     7. RIGHTS UPON DEATH, DISABILITY OR OTHER TERMINATION
     Upon the Optionee’s termination as an Employee or Consultant, the Optionee’s rights with respect to the Option shall expire as of the applicable date provided in Section 9.06 of the Plan.
     8. CONFIDENTIALITY AND NON-COMPETITION
     Notwithstanding any other provision of this Agreement, this Option may not be exercised on or after the date that (and any Shares acquired pursuant to this Option or the proceeds from the subsequent sale of such Shares shall be forfeited by Optionee if) Optionee engages in any conduct that violates any non-competition, confidentiality or non-solicitation provisions (a) under his or her employment or other agreement with the Company (or any Affiliate) or (b) that are otherwise applicable to Optionee’s employment with the Company (or any Affiliate). Optionee acknowledges that this Option constitutes good, valuable and sufficient consideration for his or her performance of those provisions.

     9. FURTHER CONDITIONS OF EXERCISE
     The obligation of the Company to issue Shares on exercise of the Option is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such Shares, if deemed necessary or appropriate by the Company. If, at the time of exercise of the Option, no such registration statement is in effect, the Shares issued on exercise of the Option may be made subject to such transfer restrictions (including the placing of an appropriate legend on the certificates restricting the transfer of the Shares) as the Company may deem necessary or appropriate to comply with applicable securities law. The Company has no obligation to effect a registration of its Shares and the Company has no obligation to make information publicly available so as to permit transfer of the Shares.
     10. INVESTMENT INTENT
     Optionee represents and agrees that (a) if he or she exercises this Option in whole or in part, he or she will in each case acquire the shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution of the shares; and (b) upon exercise of this Option in whole or in part, Optionee shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. If the shares represented by this Option are registered under the Securities Act of 1933, either before or after the exercise of this Option in whole or in part, Optionee shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement.
     11. STAND-OFF AGREEMENT
     Optionee agrees that in connection with any registration of the Company’s common stock under the Securities Act of 1933, and upon the request of the Company or any underwriter managing an underwritten offering of the Company’s common stock, Optionee shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period of at least 180 days (or such other period as may be established by the Company and managing underwriter) following the effective date of registration of such offering.
     12. STOCKHOLDER RIGHTS AND RESTRICTIONS
          (a) Rights. The Optionee shall have no rights as a stockholder with respect to any Shares subject to this Option until a certificate for the Shares is issued to the Optionee. Except as otherwise provided in the Plan and Section 13 below, no adjustment shall be made for dividends or other rights for which the record date precedes the date of issuance of such certificate.
          (b) Restrictions. In addition to any restrictions set forth in the Plan, all Shares acquired by the Optionee pursuant to this Option Agreement shall be subject to any transfer or similar restrictions set out in the shareholders agreement, if any, in effect on the date of determination. Optionee hereby agrees to be bound by the terms of any such agreement and to execute an acknowledgment or other document for this purpose.
     13. CAPITAL ADJUSTMENTS
     The number of Shares subject to this Option, and the Exercise Price, shall be subject to adjustment as provided in the Plan to reflect any stock dividend, stock split, share combination, share exchange, recapitalization, merger, consolidation, reorganization, or like corporate event, involving the Company.
     14. ADMINISTRATION
     The Board (or its delegate) shall have full discretion to interpret and administer, and to delegate all or any part of its duties and responsibilities under, this Agreement. The interpretation of this Agreement by the Board or its delegate, and any action taken by them, shall be binding and conclusive upon all parties having or claiming any interest under the Agreement. Neither the Board, the Company nor any of the Company’s employees shall, in any event, be liable to any person for any action taken or omitted to be taken in connection with the Agreement, so long as such action or omission to act was in good faith.
     15. NOTICE
     Any notice, consent, election or demand required or permitted to be given under the provisions of this Agreement or the Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent, election or demand is to be mailed, it shall be sent by U.S. certified mail, postage prepaid, addressed to such party’s last known address. The date of such mailing shall be deemed the date of notice, consent, election or demand.

     16. OPTION NOT TRANSFERABLE
     The rights of the Optionee under this Agreement are not subject to the claims of his or her creditors and may not be voluntarily or involuntarily transferred, assigned, alienated, accelerated or encumbered; provided, that the Option may, to the extent permitted under the Plan, be transferred by Will or by the laws of descent and distribution upon the death of the Optionee. During the lifetime of the Optionee, this Option may (except as otherwise permitted under the Plan) only be exercised by the Optionee or his personal representative.
     17. SEVERABILITY
     If any portion of this Agreement shall be held invalid or illegal for any reason, such event shall not affect or render invalid or unenforceable the remainder of this Agreement.
     18. BINDING EFFECT
     This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and upon the legal representatives, heirs and legatees and any permitted assignee of the Optionee.
     19. ENTIRE AGREEMENT
     This Agreement constitutes the entire agreement between the Company and the Optionee and supersedes all prior agreements and understandings, oral or written, between the Company and the Optionee with respect to the subject matter of this Agreement.
     20. AMENDMENT
     This Agreement may (except as provided in the Plan) only be amended, altered or modified by a written instrument signed by the parties hereto, or their respective successors, and it may not be terminated (except as provided herein or in the Plan).
     21. CONSTRUCTION
     Capitalized terms shall have the same meaning as is given those terms in the Plan unless the context otherwise requires. If there is any conflict between the Plan and this Agreement, the provisions of the Plan shall control. The section headings contained in this Agreement are for reference only and shall have no effect on the interpretation of any of the provisions of this Agreement.

     22. GOVERNING LAW
     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, to the extent applicable.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 9th day of December, 2009.

TRUSTWAVE HOLDINGS, INC.

By:
Robert J. McCullen
Title:	Chief Executive Officer

OPTIONEE:

Signature

Print Name

Address

Telephone Number

Email Address

EXHIBIT A
TRUSTWAVE HOLDINGS, INC.
STOCK INCENTIVE PLAN

EXHIBIT B
NOTICE OF OPTION EXERCISE
Date ______________

TO:	Chief Executive Officer TrustWave Holdings, Inc.
     I hereby exercise the stock option granted to ______________________ as of the date of ____________________ under the TrustWave Holdings, Inc. (the “Company”) Stock Incentive Plan (the “Plan”), to the extent of ___________________ shares of Class ___ Common Stock of the Company (the “Purchased Shares”) at the option price of $_________ (in U.S. dollars) per share, for a total purchase price of $__________.
     In payment of the purchase price for the Purchased Shares, I am enclosing the following, if applicable:
Cash represented by a (personal check) (bank cashier’s check) (money order)*
payable to the order of the Corporation in the amount of ______________ in [enter description of applicable currency — e.g., “in U.S. dollars”]**

Very truly yours,

Address:

(Witness)

*	Strike out words that are not applicable

**	Payment of the option price also may be made by a transfer of funds or an irrevocable credit to an authorized bank account of the Company.